UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 8, 2010 and June 9, 2010, respectively, Todd Becker, President & Chief Executive Officer, and Jerry Peters, Chief Financial Officer, each entered into a Rule 10b5-1 trading plan (a “Plan”) to sell shares of Green Plains Renewable Energy, Inc. (the “Company”) common stock. Under each respective Plan, up to 90,000 shares may be sold by Mr. Becker and up to 19,200 shares may be sold by Mr. Peters, beginning July 6, 2010 and July 2, 2010, respectively, and terminating approximately six months thereafter unless all of the shares under such Plan have been sold as of an earlier date or unless otherwise earlier terminated in accordance with the terms of each such Plan. Rule 10b5-1 allows insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider may be aware of non-public information. Messrs. Becker and Peters entered into their respective Plan in order to diversify their respective financial holdings. Mr. Becker currently beneficially owns 426,266 shares and Mr. Peters currently beneficially owns 144,490 shares, with beneficial ownership defined as set forth in Rule 13d-3 under the Exchange Act.

Actual sales made pursuant to the Plan, if any, will be disclosed publicly through applicable filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: June 9, 2010	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)